Exhibit 99.1

ALLERGAN REPORTS SECOND QUARTER 2009 OPERATING RESULTS

¡	Board of Directors Declares Second Quarter Dividend

(IRVINE, Calif., July 31, 2009) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended June 30, 2009. Allergan also announced that its Board of Directors has declared a second quarter dividend of $0.05 per share, payable on September 7, 2009 to stockholders of record on August 17, 2009.

Operating Results Attributable to Stockholders

For the quarter ended June 30, 2009:

•	Allergan reported $0.58 diluted earnings per share attributable to stockholders compared to $0.47 diluted earnings per share attributable to stockholders reported for the second quarter of 2008.

•

Allergan’s non-GAAP diluted earnings per share attributable to stockholders were $0.75 in the second quarter of 2009, compared to non-GAAP diluted earnings per share attributable to stockholders of $0.63 in the second quarter of 2008, a 19.0 percent year-over-year increase.

Product Sales

For the quarter ended June 30, 2009:

•

Allergan’s total product net sales were $1,118.7 million. Total product net sales decreased 3.2 percent as compared to total product net sales in the second quarter of 2008. On a constant currency basis, total product net sales increased 2.2 percent compared to total product net sales in the second quarter of 2008.

•

Total specialty pharmaceuticals net sales decreased 0.6 percent as compared to total specialty pharmaceuticals net sales in the second quarter of 2008. On a constant currency basis, total specialty pharmaceuticals net sales increased 4.8 percent compared to total specialty pharmaceuticals net sales in the second quarter of 2008.

•	Total medical devices net sales decreased 13.9 percent, or 8.5 percent on a constant currency basis, compared to total medical devices net sales in the second quarter of 2008.

“Our balanced portfolio of products, the contribution from recently launched products, disciplined execution of our operating plans and management’s attention to cost have all contributed to strong financial performance in the second quarter,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Furthermore, we are excited by the recent FDA approval of OZURDEX™ (dexamethasone intravitreal implant) 0.7 mg and look forward to entering the rapidly growing retina market with the first FDA-approved drug treatment for macular edema following retinal vein occlusion.”

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Product and Pipeline Update

During the second quarter of 2009:

•

On April 15, 2009, Allergan received approval in Canada for LUMIGAN® (bimatoprost ophthalmic solution) 0.01% for the reduction of elevated intraocular pressure in patients with open-angle glaucoma or ocular hypertension.

•	On April 30, 2009, Allergan commented on the U.S. Food and Drug Administration’s (FDA) requested class labeling for botulinum toxin treatments.

•

On May 26, 2009, Allergan announced that it received a complete response letter from the FDA regarding Allergan’s Supplemental Biologics License Application (sBLA) for BOTOX® (Botulinum Toxin Type A) to treat upper limb spasticity.

•

On June 18, 2009, Allergan announced that the FDA approved OZURDEX™ (dexamethasone intravitreal implant) 0.7 mg as the first drug therapy indicated for the treatment of macular edema following branch retinal vein occlusion or central retinal vein occlusion.

•

Allergan presented to the FDA the results from its two Phase III studies on the use of BOTOX® for the prophylactic treatment of headache in adults suffering from chronic migraine and completed an end-of-Phase III meeting and discussions with the FDA. Incorporating feedback from the FDA, Allergan intends to file its sBLA with the FDA for the use of BOTOX® in chronic migraine by the end of the third quarter of 2009.

Following the end of the second quarter of 2009:

•

On July 7, 2009, Senju Pharmaceutical Co., Ltd received approval from the Japanese Ministry of Health, Labour and Welfare for LUMIGAN™ Ophthalmic Solution 0.03% for the treatment of glaucoma or ocular hypertension. Allergan and Senju had previously entered into an exclusive licensing agreement in Japan to market and develop LUMIGAN™ within the ophthalmic specialty area. Senju will pay Allergan a royalty based on LUMIGAN™ sales in Japan.

•

On July 14, 2009, Allergan announced Korea Food and Drug Administration (KFDA) approval of LATISSE® (bimatoprost ophthalmic solution) 0.03%, a novel treatment for eyelash hypotrichosis or inadequate eyelashes. LATISSE® is the first and only science-based treatment approved by the FDA and KFDA to enhance eyelash prominence as measured by increases in length, thickness and darkness of eyelashes.

•

On July 23, 2009, Allergan announced FDA approval of ACUVAIL™ (ketorolac tromethamine ophthalmic solution) 0.45%, an advanced, preservative-free formulation of ketorolac, a nonsteroidal anti-inflammatory drug indicated for the treatment of pain and inflammation following cataract surgery.

•	A joint venture was created in Korea with Samil Pharmaceutical Co. Ltd. following decades of partnership to establish a leading position in ophthalmic pharmaceuticals.

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Outlook

For the full year of 2009, Allergan estimates:

•	Total product net sales between $4,200 million and $4,300 million.

•	Total specialty pharmaceuticals net sales between $3,505 million and $3,560 million.

•	Total medical devices net sales between $695 million and $740 million.

•	ALPHAGAN® Franchise product net sales between $360 million and $380 million.

•	LUMIGAN® Franchise product net sales between $430 million and $450 million.

•	RESTASIS® product net sales between $490 million and $510 million.

•	SANCTURA® Franchise product net sales at approximately $70 million.

•	BOTOX® product net sales between $1,200 million and $1,220 million.

•	LATISSE® product net sales at approximately $60 million.

•	Breast aesthetics product net sales between $265 million and $280 million.

•	Obesity intervention product net sales between $245 million and $260 million.

•	Facial aesthetics product net sales between $185 million and $200 million.

•	Non-GAAP cost of sales to product net sales ratio between 17.0% and 17.5%.

•	Other revenue at approximately $60 million.

•	Non-GAAP selling, general and administrative expenses to product net sales ratio at approximately 39%.

•	Non-GAAP research and development expenses to product net sales ratio between 16% and 17%.

•

Amortization of acquired intangible assets at approximately $20 million. This guidance excludes the amortization of acquired intangible assets associated with the Inamed, Cornéal, EndoArt, Esprit, and Samil acquisitions and the ACZONE® asset purchase.

•	Non-GAAP diluted earnings per share attributable to stockholders guidance between $2.71 and $2.75.

•	Diluted shares outstanding between approximately 304 million and 306 million.

•	Effective tax rate on non-GAAP earnings at approximately 29%.

For the third quarter of 2009, Allergan estimates:

•	Total product net sales between $1,050 million and $1,100 million.

•	Non-GAAP diluted earnings per share attributable to stockholders guidance between $0.67 and $0.69.

On January 1, 2009, Allergan adopted Financial Accounting Standards Board Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)(FSP APB 14-1), which requires retrospective application to prior periods. The impact from the adoption of this accounting rule on the previously reported GAAP results for the second quarter and first six months of 2008 was a reduction of diluted earnings per share attributable to stockholders of $0.01 and $0.02, respectively, from the amounts previously reported. Non-GAAP diluted earnings per share attributable to stockholders for the second quarter and first six months of 2008 were not impacted.

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Historical non-GAAP basic and diluted earnings per share attributable to stockholders and guidance amounts for non-GAAP diluted earnings per share attributable to stockholders, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of acquired intangible assets as well as non-GAAP net sales reported in constant currency are presented as non-GAAP financial measures. A reconciliation of each of these measures to the most directly comparable GAAP financial measure is included in the financial tables of this press release and the accompanying footnotes. The reconciliation for the guidance amounts in the financial tables includes historical non-GAAP adjustments and an estimate of the future effect from amortization of acquired intangible assets and non-cash interest expense associated with amortization of convertible debt discount.

All prior period information in the financial tables of this press release has been retrospectively revised due to the adoptions of FSP APB 14-1 and Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.

Forward-Looking Statements

In this press release, the statements regarding product development, market potential, expected growth, anticipated product filings, approvals and labeling, the statements by Mr. Pyott as well as Allergan’s earnings per share, product net sales, revenue forecasts, future investment allocations, and any other future performance, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, as well as the general impact of the current economic crisis, can materially affect Allergan’s

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results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2008 Form 10-K and Allergan’s Form 10-Q for the quarter ended March 31, 2009. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Founded in 1950, Allergan, Inc., with headquarters in Irvine, California, is a multi-specialty health care company that discovers, develops and commercializes innovative pharmaceuticals, biologics and medical devices that enable people to live life to its greatest potential – to see more clearly, move more freely, express themselves more fully. The Company employs more than 8,000 people worldwide and operates state-of-the-art R&D facilities and world-class manufacturing plants. In addition to its discovery-to-development research organization, Allergan has global marketing and sales capabilities with a presence in more than 100 countries.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

Emil Schultz (714) 246-4474 (investors)

Caroline Van Hove (714) 246-5134 (media)

® and ™ Marks owned by Allergan, Inc.

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	June 30, 2009				June 30, 2008
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,118.7	$–		$1,118.7	$1,155.8	$–		$1,155.8
Other revenues	12.1	–		12.1	16.2	–		16.2

	1,130.8	–		1,130.8	1,172.0	–		1,172.0
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	198.3	(7.2	)(a)	191.1	197.5	(5.2	)(k)(l)(m)	192.3
Selling, general and administrative	441.9	(8.3	)(b)(c)(d)(e)	433.6	506.9	(10.6	)(l)(m)(n)	496.3
Research and development	161.6	(0.3	)(b)	161.3	213.4	(14.0	)(l)(o)	199.4
Amortization of acquired intangible assets	35.5	(30.1	)(f)	5.4	35.8	(30.5	)(f)	5.3
Restructuring charges	1.0	(1.0	)(g)	–	9.4	(9.4	)(g)	–

Operating income	292.5	46.9		339.4	209.0	69.7		278.7
Non-operating income (expense)
Interest income	1.5	–		1.5	10.3	–		10.3
Interest expense	(18.5)	5.9	(h)	(12.6)	(21.0)	6.2	(h)	(14.8)
Unrealized loss on derivative instruments, net	(11.7)	11.7	(i)	–	(0.2)	0.2	(i)	–
Other, net	(6.8)	–		(6.8)	(8.2)	–		(8.2)

	(35.5)	17.6		(17.9)	(19.1)	6.4		(12.7)

Earnings before income taxes	257.0	64.5		321.5	189.9	76.1		266.0

Provision for income taxes	80.2	12.7	(j)	92.9	46.1	26.1	(p)	72.2

Net earnings	176.8	51.8		228.6	143.8	50.0		193.8

Net earnings attributable to noncontrolling interest	0.7	–		0.7	0.4	–		0.4

Net earnings attributable to Allergan, Inc.	$176.1	$51.8		$227.9	$143.4	$50.0		$193.4

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$0.58			$0 75	$0.47			$0 64

Diluted	$0.58			$0.75	$0.47			$0.63

Weighted average number of common shares outstanding:
Basic	303.7			303.7	304.4			304.4
Diluted	305.4			305.4	307.0			307.0

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	17.7%			17.1%	17.1%			16.6%
Selling, general and administrative	39.5%			38.8%	43.9%			42.9%
Research and development	14.4%			14.4%	18.5%			17.3%

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(a)	Rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory related to the phased closure of the Arklow, Ireland breast implant manufacturing facility
(b)	Compensation expense from stock option modifications related to the restructuring plan announced in February 2009 of $0.6 million, consisting of selling, general and administrative expenses of $0.3 million and research and development expenses of $0.3 million
(c)	External costs of approximately $7.4 million associated with responding to the U.S. Department of Justice (DOJ) subpoena announced in a company press release on March 3, 2008
(d)	Samil transaction related costs of $0.2 million
(e)	Integration and transition costs related to the acquisition of Cornéal of $0.4 million
(f)	Amortization of acquired intangible assets related to business combinations and asset acquisitions
(g)	Net restructuring charges
(h)	Non-cash interest expense associated with amortization of convertible debt discount
(i)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(j)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $64.5 million	$(22.0)
Change in estimated taxes related to pre-acquisition periods associated with business combinations and uncertain tax positions included in prior year filings	9.3

$(12.7)

(k)	Esprit fair market value inventory rollout adjustment of $5.0 million
(l)	One-time termination benefits related to the phased closure of the Arklow, Ireland breast implant manufacturing facility of $0.3 million, consisting of cost of sales of $0.1 million, selling, general and administrative expenses of $0.1 million and research and development expenses of $0.1 million
(m)	Integration and transition costs related to the acquisitions of Esprit and Cornéal, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $1.2 million
(n)	External costs of approximately $9.0 million associated with responding to DOJ subpoena and ACZONE transaction costs of $0.3 million
(o)	Upfront payment of $13.9 million for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval
(p)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $76.1 million	$(23.7)
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(2.4)

$(26.1)

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and six months ended June 30, 2009 and June 30, 2008 and with respect to anticipated results for the third quarter and full year of 2009. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP earnings” and “non-GAAP basic and diluted earnings per share” as well as “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of acquired intangible assets,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP unrealized loss on derivative instruments,” “non-GAAP earnings before income taxes” and “non-GAAP provision for income taxes.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

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Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

Allergan also uses the financial measures non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of acquired intangible assets, and non-GAAP provision for income taxes, which are sub-components of non-GAAP earnings and non-GAAP basic and diluted earnings per share, for its full year 2009 guidance to provide a more complete understanding of the cost components affecting its business. Allergan includes these financial measures in the determination of non-GAAP earnings to evaluate its management’s performance for compensation purposes and to assist in comparing certain of its costs to its competitors’ costs. These non-GAAP cost measures do not take into account the non-core business items removed in its calculations of non-GAAP earnings and non-GAAP basic and diluted earnings per share and, therefore, are subject to the same limitations discussed above. Allergan strongly encourages investors to consider both cost of sales, selling, general and administrative expenses, research and development expenses, amortization of acquired intangible assets and provision for income taxes determined under GAAP as compared to the non-GAAP amounts included in this press release.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Six months ended
In millions, except per share amounts	June 30, 2009				June 30, 2008
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$2,113.3	$–		$2,113.3	$2,216.8	$–		$2,216.8
Other revenues	24.7	–		24.7	31.8	–		31.8

	2,138.0	–		2,138.0	2,248.6	–		2,248.6
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	376.1	(16.6	)(a)(c)	359.5	379.7	(11.9	)(m)(n)(o)	367.8
Selling, general and administrative	926.4	(70.0	)(a)(b)(d)(e)(f)	856.4	989.1	(11.8	)(n)(o)(p)	977.3
Research and development	343.7	(20.7	)(a)(c)	323.0	396.3	(14.1	)(n)(q)	382.2
Amortization of acquired intangible assets	74.1	(63.2	)(g)	10.9	70.7	(60.4	)(g)	10.3
Restructuring charges	43.1	(43.1	)(h)	–	37.8	(37.8	)(h)	–

Operating income	374.6	213.6		588.2	375.0	136.0		511.0
Non-operating income (expense)
Interest income	4.2	–		4.2	21.5	–		21.5
Interest expense	(37.9)	12.4	(i)	(25.5)	(42.5)	12.3	(i)	(30.2)
Unrealized loss on derivative instruments, net	(14.5)	14.5	(j)	–	(3.5)	3.5	(j)	–
Other, net	(6.0)	5.3	(k)	(0.7)	(11.1)	–		(11.1)

	(54.2)	32.2		(22.0)	(35.6)	15.8		(19.8)

Earnings before income taxes	320.4	245.8		566.2	339.4	151.8		491.2

Provision for income taxes	98.6	70.3	(l)	168.9	87.7	46.6	(r)	134.3

Net earnings	221.8	175.5		397.3	251.7	105.2		356.9

Net earnings attributable to noncontrolling interest	1.0	–		1.0	0.6	–		0.6

Net earnings attributable to Allergan, Inc.	$220.8	$175.5		$396.3	$251.1	$105.2		$356.3

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$0.73			$1.30	$0.82			$1.17

Diluted	$0.72			$1.30	$0.82			$1.16

Weighted average number of common shares outstanding:
Basic	303.7			303.7	304.7			304.7
Diluted	305.1			305.1	307.6			307.6

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	17.8%			17.0%	17.1%			16.6%
Selling, general and administrative	43.8%			40.5%	44.6%			44.1%
Research and development	16.3%			15.3%	17.9%			17.2%

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(a)	Compensation expense from stock option modifications related to the restructuring plan announced in February 2009 of $77.6 million, consisting of cost of sales of $5.0 million, selling, general and administrative expenses of $52.0 million and research and development expenses of $20.6 million
(b)	Asset impairments related to the 2009 restructuring plan of $2.2 million
(c)	Rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory of $11.6 million included in cost of sales and one-time termination benefits of $0.1 million included in research and development expenses related to the phased closure of the Arklow, Ireland breast implant manufacturing facility
(d)	External costs of approximately $15.2 million associated with responding to DOJ subpoena
(e)	Samil transaction related costs of $0.2 million
(f)	Integration and transition costs related to the acquisition of Cornéal of $0.4 million
(g)	Amortization of acquired intangible assets related to business combinations and asset acquisitions
(h)	Net restructuring charges
(i)	Non-cash interest expense associated with amortization of convertible debt discount
(j)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(k)	Loss on extinguishment of convertible debt
(l)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $245.8 million	$(79.6)
Change in estimated taxes related to pre-acquisition periods associated with business combinations and uncertain tax positions included in prior year filings	9.3

$(70.3)

(m)	Esprit fair market value inventory rollout adjustment of $11.7 million
(n)	One-time termination benefits and asset impairment related to the phased closure of the Arklow, Ireland breast implant manufacturing facility of $1.0 million, consisting of cost of sales of $0.1 million, selling, general and administrative expenses of $0.7 million and research and development expenses of $0.2 million
(o)	Integration and transition costs related to the acquisitions of Esprit and Cornéal, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $1.8 million
(p)	External costs of approximately $9.0 million associated with responding to DOJ subpoena and ACZONE transaction costs of $0.3 million
(q)	Upfront payment of $13.9 million for in-licensing of Canadian Sanctura product rights that have not achieved regulatory approval
(r)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $151.8 million	$(44.2)
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	(2.4)

$(46.6)

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ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	June 30, 2009	December 31, 2008

Assets

Cash and equivalents	$1,388.1	$1,110.4
Trade receivables, net	579.0	538.4
Inventories	235.9	262.5
Other current assets	323.5	359.3

Total current assets	2,526.5	2,270.6

Property, plant and equipment, net	781.0	775.4
Intangible assets, net	1,417.7	1,491.9
Goodwill	1,970.2	1,981.8
Other noncurrent assets	242.9	272.1

Total assets	$6,938.3	$6,791.8

Liabilities and equity

Notes payable	$12.2	$4.4
Accounts payable	187.0	173.9
Accrued expenses and income taxes	481.1	518.7

Total current liabilities	680.3	697.0

Long-term debt	1,480.5	1,570.5
Other liabilities	428.3	471.8

Equity:
Allergan, Inc. stockholders’ equity	4,346.4	4,050.7
Noncontrolling interest	2.8	1.8

Total equity	4,349.2	4,052.5

Total liabilities and equity	$6,938.3	$6,791.8

DSO	47	47

DOH	109	128

Cash and equivalents	$1,388.1	$1,110.4
Total notes payable and long-term debt	(1,492.7)	(1,574.9)

Cash, net of debt	$(104.6)	$(464.5)

Debt-to-capital percentage	25.6%	28.0%

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12-12-12

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Three months ended
	June 30, 2009		June 30, 2008
Net earnings attributable to Allergan, Inc.	$176.1		$143.4

Non-GAAP pre-tax adjustments:
Net restructuring charges	1.0		9.4
Amortization of acquired intangible assets	30.1		30.5
External costs associated with responding to DOJ subpoena	7.4		9.0
Upfront payment for in-licensing of Canadian Sanctura products rights that have not achieved regulatory approval	–		13.9
ACZONE transaction costs	–		0.3
Cornéal integration and transition costs	0.4		0.7
Esprit integration and transition costs	–		0.6
Esprit fair market value inventory adjustment rollout	–		5.0
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and other one-time termination benefits	7.2		0.3
Non-cash interest expense associated with amortization of convertible debt discount	5.9		6.2
Samil transaction related costs	0.2		–
Compensation expense from stock option modifications related to the 2009 restructuring plan	0.6		–
Unrealized loss on derivative instruments	11.7		0.2

	240.6		219.5

Tax effect for above items	(22.0)		(23.7)
Change in estimated taxes related to pre-acquisition periods associated with business combinations and uncertain tax positions included in prior year filings.	9.3		–
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	–		(2.4)

Non-GAAP earnings attributable to Allergan, Inc.	$227.9		$193.4

Weighted average number of shares issued	303.7		304.4

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	1.7		2.6

	305.4		307.0

Diluted earnings per share attributable to Allergan, Inc. stockholders	$0.58		$0.47

Non-GAAP earnings per share adjustments:
Net restructuring charges	–		0.03
Amortization of acquired intangible assets	0.06		0.07
External costs associated with responding to DOJ subpoena	0.01		0.02
Upfront payment for in-licensing of Canadian Sanctura products rights that have not achieved regulatory approval	–		0.03
Esprit fair market value inventory adjustment rollout	–		0.01
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and other one-time termination benefits	0.03		–
Non-cash interest expense associated with amortization of convertible debt discount	0.01		0.01
Compensation expense from stock option modifications related to the 2009 restructuring plan	0.01		–
Unrealized loss on derivative instruments	0.02		–
Change in estimated taxes related to pre-acquisition periods associated with business combinations and uncertain tax positions included in prior year filings	0.03		–
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	–		(0.01)

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$0.75		$0.63

Year over year change		19.0%

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13-13-13

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Six months ended
	June 30, 2009		June 30, 2008
Net earnings attributable to Allergan, Inc.	$220.8		$251.1

Non-GAAP pre-tax adjustments:
Net restructuring charges	43.1		37.8
Amortization of acquired intangible assets	63.2		60.4
External costs associated with responding to DOJ subpoena	15.2		9.0
Upfront payment for in-licensing of Canadian Sanctura products rights that have not achieved regulatory approval	–		13.9
ACZONE transaction costs	–		0.3
Cornéal integration and transition costs	0.4		1.1
Esprit integration and transition costs	–		0.8
Esprit fair market value inventory adjustment rollout	–		11.7
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory, and other one-time termination benefits and asset impairments	11.7		1.0
Non-cash interest expense associated with amortization of convertible debt discount	12.4		12.3
Loss on extinguishment of convertible debt	5.3		–
Samil transaction related costs	0.2		–
Compensation expense from stock option modifications related to the 2009 restructuring plan	77.6		–
Asset impairments related to the 2009 restructuring plan	2.2		–
Unrealized loss on derivative instruments	14.5		3.5

	466.6		402.9

Tax effect for above items	(79.6)		(44.2)
Change in estimated taxes related to pre-acquisition periods associated with business combinations and uncertain tax positions included in prior year filings	9.3		–
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	–		(2.4)

Non-GAAP earnings attributable to Allergan, Inc.	$396.3		$356.3

Weighted average number of shares issued	303.7		304.7

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	1.4		2.9

	305.1		307.6

Diluted earnings per share attributable to Allergan, Inc. stockholders	$0.72		$0.82

Non-GAAP earnings per share adjustments:
Net restructuring charges	0.11		0.11
Amortization of acquired intangible assets	0.13		0.13
External costs associated with responding to DOJ subpoena	0.03		0.02
Upfront payment for in-licensing of Canadian Sanctura products rights that have not achieved regulatory approval	–		0.03
Esprit fair market value inventory adjustment rollout	–		0.03
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory, and other one-time termination benefits and asset impairments	0.04		–
Non-cash interest expense associated with amortization of convertible debt discount	0.03		0.02
Loss on extinguishment of convertible debt	0.01		–
Compensation expense from stock option modifications related to the 2009 restructuring plan	0.17		–
Unrealized loss on derivative instruments	0.03		0.01
Change in estimated taxes related to pre-acquisition periods associated with business combinations and uncertain tax positions included in prior year filings	0.03		–
US state and federal deferred tax benefit from legal entity integration of Esprit and Inamed	–		(0.01)

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$1.30		$1.16

Year over year change		12.1%

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14-14-14

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	June 30, 2009	June 30, 2008	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$526.0	$539.6	$(13.6)	$15.6	$(29.2)	(2.5)%	2.9%	(5.4)%
Botox/Neuromodulator	336.8	347.8	(11.0)	9.5	(20.5)	(3.2)%	2.7%	(5.9)%
Skin Care	42.3	27.9	14.4	14.6	(0.2)	51.6%	52.3%	(0.7)%
Urologics	16.1	11.1	5.0	5.0	—	45.0%	45.0%	—

Total Specialty Pharmaceuticals	921.2	926.4	(5.2)	44.7	(49.9)	(0.6)%	4.8%	(5.4)%

Breast Aesthetics	74.5	88.5	(14.0)	(9.7)	(4.3)	(15.8)%	(11.0)%	(4.8)%
Obesity Intervention	66.3	76.7	(10.4)	(7.0)	(3.4)	(13.6)%	(9.1)%	(4.5)%
Facial Aesthetics	56.7	64.2	(7.5)	(2.9)	(4.6)	(11.7)%	(4.5)%	(7.2)%

Total Medical Devices	197.5	229.4	(31.9)	(19.6)	(12.3)	(13.9)%	(8.5)%	(5.4)%

Product net sales	$1,118.7	$1,155.8	$(37.1)	$25.1	$(62.2)	(3.2)%	2.2%	(5.4)%

Alphagan P, Alphagan, and Combigan	$104.0	$100.7	$3.3	$9.0	$(5.7)	3.2%	8.9%	(5.7)%
Lumigan Franchise	117.2	112.5	4.7	13.7	(9.0)	4.1%	12.1%	(8.0)%
Other Glaucoma	3.2	4.0	(0.8)	(0.4)	(0.4)	(20.3)%	(9.0)%	(11.3)%
Restasis	120.7	120.0	0.7	0.9	(0.2)	0.6%	0.8%	(0.2)%
Sanctura Franchise	16.2	11.0	5.2	5.2	—	47.3%	47.3%	—
Latisse	13.1	—	13.1	13.1	—	—	—	—

Domestic	65.4%	63.2%
International	34.6%	36.8%

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Six months ended
	June 30, 2009	June 30, 2008	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$999.6	$1,031.8	$(32.2)	$26.9	$(59.1)	(3.1)%	2.6%	(5.7)%
Botox/Neuromodulator	634.1	663.3	(29.2)	11.7	(40.9)	(4.4)%	1.8%	(6.2)%
Skin Care	80.6	54.3	26.3	26.7	(0.4)	48.4%	49.2%	(0.8)%
Urologics	33.8	34.6	(0.8)	(0.8)	—	(2.3)%	(2.3)%	—

Total Specialty Pharmaceuticals	1,748.1	1,784.0	(35.9)	64.5	(100.4)	(2.0)%	3.6%	(5.6)%

Breast Aesthetics	140.7	167.0	(26.3)	(17.7)	(8.6)	(15.7)%	(10.6)%	(5.1)%
Obesity Intervention	126.1	148.5	(22.4)	(15.4)	(7.0)	(15.1)%	(10.4)%	(4.7)%
Facial Aesthetics	98.4	117.3	(18.9)	(10.1)	(8.8)	(16.1)%	(8.6)%	(7.5)%

Total Medical Devices	365.2	432.8	(67.6)	(43.2)	(24.4)	(15.6)%	(10.0)%	(5.6)%

Product net sales	$2,113.3	$2,216.8	$(103.5)	$21.3	$(124.8)	(4.7)%	1.0%	(5.7)%

Alphagan P, Alphagan, and Combigan	$206.9	$200.3	$6.6	$18.2	$(11.6)	3.3%	9.1%	(5.8)%
Lumigan Franchise	218.4	220.0	(1.6)	16.3	(17.9)	(0.7)%	7.4%	(8.1)%
Other Glaucoma	6.1	8.1	(2.0)	(1.1)	(0.9)	(25.1)%	(13.7)%	(11.4)%
Restasis	231.1	220.2	10.9	11.2	(0.3)	5.0%	5.1%	(0.1)%
Sanctura Franchise	33.9	34.3	(0.4)	(0.4)	—	(1.2)%	(1.2)%	—
Latisse	25.4	—	25.4	25.4	—	—	—	—

Domestic	66.3%	63.6%
International	33.7%	36.4%

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15-15-15

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Guidance

To Non-GAAP Diluted Earnings Per Share Guidance

(Unaudited)

	Third Quarter 2009
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders guidance (a)	$0.60	$0.62

Amortization of acquired intangible assets	0.06	0.06
Non-cash interest expense associated with amortization of convertible debt discount in accordance with FSP APB 14-1	0.01	0.01

Non-GAAP diluted earnings per share guidance	$0.67	$0.69

	Full Year 2009
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders guidance (a)	$1.97	$2.01

Net restructuring charges	0.11	0.11
External costs associated with responding to DOJ subpoena	0.03	0.03
Arklow rollout of termination benefits and accelerated depreciation costs capitalized in inventory and other one-time termination benefits	0.04	0.04
Loss on extinguishment of convertible debt	0.01	0.01
Unrealized loss on derivative instruments	0.03	0.03
Compensation expense from stock option modifications related to the 2009 restructuring plan	0.17	0.17
Amortization of acquired intangible assets	0.27	0.27
Non-cash interest expense associated with amortization of convertible debt discount in accordance with FSP APB 14-1	0.05	0.05
Change in estimated taxes related to pre-acquisition periods associated with business combinations and uncertain tax positions included in prior year filings	0.03	0.03

Non-GAAP diluted earnings per share guidance	$2.71	$2.75

(a)	GAAP diluted earnings per share guidance excludes any potential impact of future unrealized gains or losses on derivative instruments, restructuring charges (including, without limitation, the impact of the phased closure of the Arklow, Ireland facility and the 2009 restructuring plan), external costs associated with responding to the DOJ subpoena, Samil transaction related costs and compensation expense from stock option modifications related to the 2009 restructuring plan that may occur but that are not currently known or determinable.

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